Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Weibo Corporation of our report dated April 26, 2018 relating to the consolidated financial statements, and the effectiveness of internal control over financial reporting, which appears in Weibo Corporation’s Annual Report on Form 20-F for the year ended December 31, 2017.

/s/PricewaterhouseCoopers Zhong Tian LLP

PricewaterhouseCoopers Zhong Tian LLP

Beijing, the People’s Republic of China

November 23, 2018